Exhibit 4.29

			                           FOURTH AMENDMENT TO
	                     AMENDED AND RESTATED CREDIT AGREEMENT


     FOURTH AMENDMENT (the "Amendment"), dated as of December 22, 1993, among THE INTERLAKE CORPORATION, a Delaware corporation (the "Company"), each Subsidiary Borrower party to the Credit Agreement referred to below, The Interlake Corporation Employee Stock Ownership Trust (the "ESOP Borrower"), acting by and through the LaSalle National Trust, N.A. (successor to LaSalle National Bank), not in its individual or corporate capacity, but solely in its capacity as trustee of the ESOP Trust (the "ESOP Trustee" and together with the Company and the Subsidiary Borrowers, the "Credit Parties"), CHEMICAL BANK, individually and as Administrative Agent (the "Administrative Agent"), THE FIRST NATIONAL BANK OF CHICAGO, individually and as Co-Agent (the "Co-Agent"), and the financial institutions party to the Credit Agreement referred to below and listed on the signature pages hereto (the "Banks"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

		   W I T N E S S E T H :

	  WHEREAS, each of the Credit Parties, the Banks, the Administrative Agent and the Co-Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 27, 1989 and amended and restated as of May 28, 1992 and as further amended by the First Amendment dated as of August 14, 1992, the Second Amendment and Waiver dated as of October 30, 1992 and the Third Amendment and Waiver dated as of August 20, 1993 (as so amended and restated and further amended and as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"); and

	  WHEREAS, the Company, the Subsidiary Borrowers and the Banks wish to amend the Credit Agreement as herein provided;


	  NOW THEREFORE, it is agreed:

	  1. On the Fourth Amendment Effective Date (as defined below), Section 1.01(c) of the Credit Agreement is hereby amended by inserting a new sentence at the end thereof which shall read as follows:

     "Furthermore, on the last day of each fiscal quarter during the periods shown below, outstanding Revolving A Loans, when added to all Letter of Credit Outstandings at such time and the aggregate principal amount of all Permitted Other Indebtedness then outstanding, shall not exceed in aggregate principal amount for all Revolving A Banks the amounts set forth below opposite such period, provided, that, during all other days of any such fiscal quarter the Company will be permitted to have outstanding up to $20,000,000 of Revolving A Loans in addition to the amounts set forth below to support fluctuating cash needs, provided further, that, at any time that it is necessary for the Company to post performance bonds or financial guarantees in connection with its ordinary course of business and as otherwise permitted by Section 8.05(h), the Company will be permitted to have outstanding up to $5,000,000 of (x) Standby Letters of Credit in support of, plus (y) Permitted Other Indebtedness consisting of, performance bonds or financial guarantees in addition to the amounts set forth below:


     From the Fourth Amendment Effective
     Date to and including the fiscal
     year ending December, 1993         $ 35,000,000

     For the First Quarter, 1994          46,800,000
     For the Second Quarter, 1994         39,800,000
     For the Third Quarter, 1994          46,800,000
     For the Fourth Quarter, 1994         39,800,000

     For the First Quarter, 1995          52,800,000
     For the Second Quarter, 1995         50,800,000
     For the Third Quarter, 1995          62,800,000
     For the Fourth Quarter, 1995         60,800,000

     For the First Quarter, 1996          70,900,000
     For the Second Quarter, 1996         70,900,000
     For the Third Quarter, 1996          85,000,000
     For the Fourth Quarter, 1996         85,000,000

     For all fiscal years thereafter      85,000,000"

     Notwithstanding anything to the contrary contained above, at no time will the Company be permitted to have outstanding
Revolving A Loans, which when added to all Letter of Credit
Outstandings at such time and the aggregate principal amount of all Permitted Other Indebtedness then outstanding, exceed
$85,000,000 in aggregate principal amount.

	  2.  On the Fourth Amendment Effective Date, Section
2.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

	  "2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Company may request
(x) any Issuing Bank at any time and from time to time on or after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, to issue, and subject to the terms and conditions contained herein such Issuing Bank shall issue, for the account of the Company, an irrevocable standby letter of credit denominated in Dollars and otherwise in such form as has been approved by such Issuing Bank and the Administrative Agent (each a "Standby Letter of Credit") in support of such obligations of the Company and its Subsidiaries as are acceptable to such Issuing Bank and the Administrative Agent and (y) any Issuing Bank at any time and from time to time on or after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, to issue, and subject to the terms and conditions contained herein such Issuing Bank shall issue, for the account of the Company an irrevocable trade letter of credit denominated in Dollars and otherwise in such form as has been approved by such Issuing Bank and the Administrative Agent, in support of such obligations of the Company and its Subsidiaries as are acceptable to such Issuing Bank and the Administrative Agent (each a "Trade Letter of Credit", and, together with each "Standby Letter of Credit", individually, a "Letter of Credit"; and the "Trade Letters of Credit" and the "Standby Letters of
Credit", collectively, the "Letters of Credit").   It is hereby
acknowledged and agreed that each of the Letters of Credit described on Schedule II, which were issued by the Issuing Bank under the Original Credit Agreement and remain outstanding on the Restatement Effective Date, shall constitute a "Letter of Credit" for all purposes of this Agreement."

	  3. On the Fourth Amendment Effective Date, Section 2.01(b) of the Credit Agreement is hereby amended by (a) substituting a comma for the word "or" in the tenth line thereof, and (b) inserting the phrase "or (3) the limitations set forth in the last sentence of Section 1.01(c)" after the phrase "Borrowing Base" in the eleventh line thereof.

	  4.  On the Fourth Amendment Effective Date, Section
6.10(c) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof which shall read as follows:

     ", provided further that, after November 29, 1993 Delayed
Draw Loans may be incurred solely for the purposes described in clause (x)."

	  5.  On the Fourth Amendment Effective Date, Section
7.01(a) of the Credit Agreement is hereby amended by adding at the end thereof the following:

     ", and a schedule of all intercompany Indebtedness specifically setting forth the details of the obligor, the payee, and other relevant terms of repayment and whether such Indebtedness is evidenced by a promissory note or an instrument."

	  6.   On the Fourth Amendment Effective Date, Section
7.01(c) of the Credit Agreement is hereby amended by substituting the number "75" for the number "90" in the first line thereof.

	  7.   On the Fourth Amendment Effective Date, Section
7.02 of the Credit Agreement is hereby amended by inserting the phrase "and to conduct audits of the Company's books and records and each of its Subsidiaries' books and records in connection with the determination of the Borrowing Base," before the word "all" in the fifteenth line thereof.

	  8. On the Fourth Amendment Effective Date, Section 7 of the Credit Agreement is hereby amended by inserting new
Sections 7.15 and 7.16, and a new summary paragraph at the end thereof which shall read as follows:

	  "7.15 German Security Restructuring. The Company will, and will to the extent so required, cause each of its Subsidiaries to, complete and satisfy the requirements set forth below (such requirements, collectively the "German Security Restructuring") to the satisfaction of the Administrative Agent no later than January 15, 1994 (or such later date thereafter as the Administrative Agent may agree):

	       (a) Dexion Group PLC shall have duly authorized, executed and delivered that certain Second Amended and Restated
Subsidiary Germany Security Transfer Agreement between Dexion
Group PLC, the Administrative Agent and the Banks;

	       (b) Each of Dexion Group PLC and a Subsidiary to be designated by the Company shall have duly authorized, executed and delivered that certain Second Security Re-Transfer Agreement between Dexion Group PLC, the Administrative Agent and such designated Subsidiary; and

	       (c) Each of Dexion Group PLC, Dexion Holding GmbH, Dexion GmbH, such designated Subsidiary and any other Subsidiary which may be necessary to complete the German Security Restructuring shall each have duly authorized, executed and delivered such certificates, shareholder resolutions, powers of attorney, notarial confirmations or any other documents necessary in connection with the completion of the German Security Restructuring.

	  7.16 Letter Agreement. The Company will comply fully with the requirements set forth in the Letter Agreement.

     No waiver, modification, alteration or amendment of this
Section 7 or any definition used in this Section 7 or any component definition used therein shall be permitted without the prior written consent of the Required Banks in accordance with the proviso contained in the definition of Required Banks."

	  9.  On the Fourth Amendment Effective Date, Section
8.02 of the Credit Agreement is hereby amended by deleting the last sentence of such Section and inserting two new sentences in lieu thereof which shall read as follows:

     "No waiver, modification, alteration or amendment of this
Section 8.02 or of any definition used in this Section 8.02 or of any component definition used therein shall be permitted without the prior written consent of the Required Banks in accordance with the proviso contained in the definition of Required Banks. To the extent the Required Banks, in accordance with the proviso contained in the definition of Required Banks, waive any provision of this Section 8.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this
Section 8.02, such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Collateral Agent shall be authorized to take such actions as it deems appropriate in connection therewith."

	  10.  On the Fourth Amendment Effective Date, Section
8.05(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

     "(g) Indebtedness (i) of the Company or The Interlake Companies, Inc. to any Subsidiary including but not limited to any Subsidiary which is a Subsidiary Assignor, a Subsidiary Guarantor or a Subsidiary Borrower (for purposes of this clause
(g) only, each Subsidiary Assignor, Subsidiary Guarantor or Subsidiary Borrower, a "Subsidiary Credit Party"), (ii) of a Subsidiary Credit Party to either (a) the Company, (b) The Interlake Companies, Inc. or (c) any other Subsidiary Credit Party; provided, however, if the Indebtedness permitted under this clause (ii) is of a Subsidiary Credit Party which is not a Foreign Subsidiary, then only Indebtedness to the extent permitted under subparagraph (g)(ii)(a) or (b) hereof, (iii) of any Subsidiary which is not a Subsidiary Credit Party to any other Subsidiary (other than Hoeganaes) which is not a Subsidiary Credit Party, (iv) of Interlake Packaging Corporation and/or Interlake DRC Limited to any Subsidiary Credit Party which is a direct or indirect Subsidiary of such Person, (v) notwithstanding the foregoing, Indebtedness of any Subsidiary which is not a Subsidiary Credit Party to a Subsidiary Credit Party shall be permitted if (x) the aggregate principal amount thereof does not exceed $5,000,000 at any time outstanding or (y) the proceeds of any Indebtedness incurred in excess of the amount permitted under clause (x) are returned (by way of dividend or otherwise) to a Borrower within 5 Business Days of the incurrence thereof and the Administrative Agent shall have received 5 Business Days prior written notice of the incurrence of such Indebtedness and subsequent notice that the dividend or other returning payment has been made, (vi) Interlake DRC Limited or any Subsidiary Credit Party which is a Foreign Subsidiary to any Foreign Subsidiary which is not a Subsidiary Credit Party and (vii) among the Company and its Subsidiaries outstanding as of November 30, 1993 provided that such Indebtedness shall only be permitted (A) after January 31, 1994 if described in writing to the Administrative Agent on or before such date and (B) after February 28, 1994 if either (1) such Indebtedness is otherwise permitted under clauses (i) through (vi) of this clause (g) or
(2) the repayment of such Indebtedness shall, based on a certificate of the chief financial officer of the Company, create costs, adverse tax or legal consequences which the Administrative Agent determines (in its sole discretion) are material."

	  11.  On the Fourth Amendment Effective Date, Section
8.06 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (xv) thereof, (b) substituting "; and" for the period at the end of clause (xvi) thereof and (c) adding the new clause (xvii) which shall read as follows:

     "(xvii) the Company or any Subsidiary may make an acquisition for a purchase price not to exceed $1,000,000 of the business, stock and/or assets of a Hong Kong distributor."

	  12.  On the Fourth Amendment Effective Date, Sections
8.08, 8.09, 8.10, 8.11 and 8.12 of the Credit Agreement are hereby amended and restated in their entirety as follows:

	  "8.08 Capital Expenditures. The Company will not, nor will it permit any of its Subsidiaries to, make or incur Capital Expenditures (a) in any fiscal year after 1994, in an amount that, together with any amounts expended pursuant to Section 8.06(xvii) in such fiscal year, is less than $15,000,000, and (b) in any period set out below, in excess of the amount that, together with any amounts expended pursuant to Section 8.06(xvii) in such period, is set forth below opposite such period, provided that, if the actual Capital Expenditures of the Company and its Subsidiaries in any period are less than the amount so set forth, then the lesser of (i) such difference and (ii) $5,000,000 (the "Carry-Over Amount") may be added to the amount of Capital Expenditures otherwise permitted hereunder for the immediately succeeding period and the portion of the Carry-Over Amount not expended in such immediately succeeding period shall be added to the amount of Capital Expenditures otherwise permitted hereunder for the second succeeding period:

     Period                                        Amount
     Fiscal Year Ending December, 1993           $25,000,000

     Fiscal Year Ending December, 1994            20,000,000

     Fiscal Year Ending December, 1995
       and each fiscal year thereafter            16,000,000

	  8.09  [Intentionally Omitted].

	  8.10  [Intentionally Omitted].

	  8.11 Minimum Consolidated Net Worth. At the end of each quarter shown below, Consolidated Net Worth shall be greater than the amount set forth opposite such quarter, provided, that for purposes of this Section 8.11, Consolidated Net Worth shall be determined exclusive of an amount not to exceed $4,000,000 on a cumulative basis which reflects certain charges to be taken by the Company in connection with the St. Louis River Site:

     Fiscal Quarter                          Amount
     Fourth Quarter, 1993               $(200,200,000)

     First Quarter, 1994                 (205,700,000)
     Second Quarter, 1994                (209,300,000)
     Third Quarter, 1994                 (211,900,000)
     Fourth Quarter, 1994                (212,400,000)

     First Quarter, 1995                 (212,400,000)
     Second Quarter, 1995                (210,300,000)
     Third Quarter, 1995                 (207,300,000)
     Fourth Quarter, 1995                (211,000,000)

     First Quarter, 1996                 (207,400,000)
     Second Quarter, 1996                (203,800,000)
     Third Quarter, 1996                 (200,200,000)
     Fourth Quarter, 1996                (196,500,000)

     First Quarter, 1997                 (191,500,000)
     Second Quarter, 1997                (186,500,000)
     Third Quarter, 1997                 (181,500,000)
     Fourth Quarter, 1997                (176,500,000)

     First Quarter, 1998                 (171,500,000)
     Second Quarter, 1998                (166,500,000)
     Third Quarter, 1998                 (161,500,000)
     Fourth Quarter, 1998                (156,500,000)

     First Quarter, 1999                 (151,500,000)
     Second Quarter, 1999                (146,500,000)
     Third Quarter, 1999                 (141,500,000)

	  8.12 Minimum Consolidated EBITDA. At the end of each period shown below (taken as one accounting period), Consolidated EBITDA shall be greater than the amount set forth opposite such period, provided, that for purposes of this Section 8.12, Consolidated EBITDA shall be determined exclusive of an amount not to exceed $4,000,000 on a cumulative basis which reflects certain charges to be taken by the Company in connection with the St. Louis River Site:

     Fiscal Period                                   Amount
     For the four quarters of 1993                 $65,000,000

     For the first quarter of 1994                  11,300,000
     For the first two quarters of 1994             29,600,000
     For the first three quarters of 1994           48,800,000
     For the four quarters of 1994                  70,100,000

     For the first quarter of 1995                  22,200,000
     For the first two quarters of 1995             46,400,000
     For the first three quarters of 1995           71,600,000
     For the four quarters of 1995                  90,000,000

     For the first quarter of 1996                  26,200,000
     For the first two quarters of 1996             52,500,000
     For the first three quarters of 1996           78,700,000
     For the four quarters of 1996                 104,900,000

     For the first quarter of 1997                  28,000,000
     For the first two quarters of 1997             56,000,000
     For the first three quarters of 1997           84,000,000
     For the four quarters of 1997                 112,000,000

     For the first quarter of 1998                  28,000,000
     For the first two quarters of 1998             56,000,000
     For the first three quarters of 1998           84,000,000
     For the four quarters of 1998                 112,000,000

     For the first quarter of 1999                  28,000,000
     For the first two quarters of 1999             56,000,000
     For the first three quarters of 1999           84,000,000"

	  13. On the Fourth Amendment Effective Date, Section 8 of the Credit Agreement is hereby amended by inserting a new sentence at the end thereof which shall read as follows:

     "No waiver, modification, alteration or amendment of this
Section 8 or any definition used in this Section 8 or any component definition used therein shall be permitted without the prior written consent of the Required Banks in accordance with the proviso contained in the definition of Required Banks."

	  14.  On the Fourth Amendment Effective Date, Section
9.03 of the Credit Agreement is hereby amended by (a) substituting the phrase ", 7.15, 7.16 and/or 8" for the phrase "and/or 8" in the fourth line thereof, and (b) adding a new sentence at the end of such Section which shall read as follows:

     "No waiver, modification, alteration or amendment of this
Section 9.03 or of any definition used in this Section 9.03 or of any component definition used therein shall be permitted without the prior written consent of the Required Banks in accordance with the proviso contained in the definition of Required Banks."

	  15. On the Fourth Amendment Effective Date, Section 10 of the Credit Agreement is hereby amended by (i) deleting in their entirety the definitions of "Cash Flow Coverage Ratio," "Current Ratio," "Maximum Leverage Ratio" and "Unused Amount" from such Section, (ii) amending and restating in their entirety each of the following definitions:

	  "Applicable Margin" shall mean a percentage per annum equal to (i) in the case of Base Rate Loans and all other interest rates determined by reference to the Alternate Base Rate, 1-3/4% and (ii) in the case of Fixed Rate Loans, 2-3/4%.

	  "Consolidated EBITDA" shall mean, for any period, the sum of (i) Consolidated EBIT for such period, plus (ii) depreciation and amortization expenses deducted in determining Consolidated EBIT for such period, provided, that for the Fourth Quarter, 1993, non-cash asset write-offs up to an amount not to exceed $4,000,000 may be added back in determining Consolidated EBITDA, however, reversal of any reserves established in the Fourth Quarter, 1993, may not be included in determining Consolidated EBITDA in any subsequent period.

	  "Consolidated Net Worth" shall mean on any date of determination thereof, shareholders' equity (including preferred stock) of the Company and its Subsidiaries on a consolidated basis, (a) without giving effect to the negative adjustment to the value of the assets of the Company and its Subsidiaries located outside of the United States due solely to currency fluctuations, provided that, to the extent that such negative adjustments exceed $30,000,000, such excess shall be included in determining Consolidated Net Worth and (b) without giving effect to write-offs in the Fourth Quarter of 1993 in respect of intangible assets up to an amount not to exceed $42,800,000.

	  "Required Banks" at any time shall mean Banks (which may include the Administrative Agent) whose outstanding Loans (other than Revolving A Loans), Revolving A Commitments and Delayed Draw Commitments exceed 66-2/3% of the total outstanding Loans (other than Revolving A Loans), Total Revolving A
Commitment and Total Delayed Draw Commitment, provided, that (a) for the purpose of Sections 3.02(b), 4.02(b), 4.02(g) and 8.02 the "Required Banks" shall mean Banks (which may include the Administrative Agent) whose outstanding Loans (other than Revolving A Loans), Revolving A Commitments and Delayed Draw Commitments exceed 75% of the total outstanding Loans (other than Revolving A Loans), Total Revolving A Commitment and Total
Delayed Draw Commitment, (b) for the purpose of Sections 9.03, 7 or 8 during the fiscal year ending December 31, 1994, the "Required Banks" shall mean (i) Banks (which may include the Administrative Agent) whose outstanding Loans (other than Revolving A Loans), Revolving A Commitments and Delayed Draw Commitments exceed 66-2/3% of the total outstanding Loans (other than Revolving A Loans), Total Revolving A Commitment and Total Delayed Draw Commitment and (ii) Banks (which may include the Administrative Agent) whose Revolving A Commitments exceed 66-2/3% of the Total Revolving A Commitments, and (c) for the purpose of Sections 9.03, 7 or 8 during the fiscal year ending December 31, 1995 and thereafter, the "Required Banks" shall mean (i) Banks (which may include the Administrative Agent) whose outstanding Loans (other than Revolving A Loans), Revolving A Commitments and Delayed Draw Commitments exceed 70% of the total outstanding
Loans (other than Revolving A Loans), Total Revolving A
Commitment and Total Delayed Draw Commitment, and (ii) Banks (which may include the Administrative Agent) whose Revolving A Commitments exceed 70% of the Total Revolving A Commitments.

and (iii) adding the following new definitions to such Section in the appropriate alphabetical order:

	  "Carry-Over Amount" shall have the meaning provided in
Section 8.08.

	  "Dexion GmbH" shall mean Dexion GmbH, a German company.

	  "Dexion Group PLC" shall mean Dexion Group PLC, an
English company.

	  "Dexion Holding GmbH" shall mean Dexion Holding GmbH, a
German company.

	  "German Security Restructuring" shall have the meaning provided in Section 7.15.

	  "Letter Agreement" shall mean that certain Letter
Agreement, dated as of December 22, 1993 between the Company and the Administrative Agent, on behalf of the Banks.

	  "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

	  "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

	  16.  On the Fourth Amendment Effective Date, Section
13.02 of the Credit Agreement is hereby amended by deleting the phrase "to such Bank" from the fourteenth line thereof.

	  17. On the Fourth Amendment Effective Date, Schedule I to the Credit Agreement is hereby amended to reduce the Total Delayed Draw Commitment to $17,500,000 by deleting page 7 thereto in its entirety and by inserting in lieu thereof a new page 7 in the form of Annex 1 attached hereto.

	  18. On the Fourth Amendment Effective Date, Exhibit C of the Credit Agreement is hereby amended by deleting the phrase "Standby Letter of Credit" in the twelfth line of the first paragraph thereof and inserting the phrase "[Standby Letter of Credit/Trade Letter of Credit]" in lieu thereof.

	  19. In order to induce the Banks to enter into this Amendment, each of the Credit Parties (other than the ESOP Trustee) hereby (a) certifies that no Default or Event of Default exists and that each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement on the Fourth Amendment Effective Date, both before and after giving effect to this Amendment, is true and correct in all material respects and (b) confirms that it has and will continue to comply with all of its obligations contained in the Credit Agreement and the other Credit Documents including with respect to each of the Borrowers, but not limited to, all of its obligations contained in Section 7.10(b) of the Credit Agreement.

	  20. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

	  21. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

	  22.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF
THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

	  23. This Amendment shall become effective on the date (the "Fourth Amendment Effective Date") when (i) the Company, the Subsidiary Borrowers, the ESOP Trustee, the Administrative Agent, the Co-Agent and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) such copies to the Administrative Agent, (ii) the Company shall have paid to the Administrative Agent for the account of each Bank which has executed this Amendment the amendment fee consisting of an amount equal to 3/8th of 1% of each Bank's pro rata share of the total principal amount of outstanding Loans plus any unutilized amount of the Total Commitment and (iii) the Company shall have executed and delivered to the Administrative Agent a copy of the Letter Agreement.

	  24. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents or any other agreement to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.


	  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


THE INTERLAKE CORPORATION


By ______________________
  Title:


SUBSIDIARY BORROWERS


ACME STRAPPING INC.


By ______________________
  Title:


DEXION (AUSTRALIA) PTY. LTD.
A.C.N. 000 083 956


By ______________________
  Title:


S.A. DEXION-REDIRACK N.V.


By ______________________
  Title:


DEXION INTERNATIONAL LIMITED


By ______________________
  Title:


PRECIS (935) LTD.


By ______________________
  Title:


DEXION GmbH


By ______________________
  Title:


TWICEBONUS LIMITED


By ______________________
  Title:


THE INTERLAKE CORPORATION EMPLOYEE STOCK OWNERSHIP TRUST, acting by and through the LASALLE NATIONAL TRUST, N.A. (successor to LaSalle National Bank), not in its individual or corporate capacity (except for the representations and warranties contained in Section 6.01(b)(y) of the Credit Agreement) but solely in its capacity as ESOP Trustee


By _______________________
  Title:


BANKS

CHEMICAL BANK
Individually, and as
  Administrative Agent


By________________________
  Title:


THE FIRST NATIONAL BANK
  OF CHICAGO
Individually, and as Co-Agent


By_________________________
  Title:


MITSUI TRUST & BANKING CO.,
  LTD.


By_________________________
  Title:


NATIONAL BANK OF CANADA


By_________________________
  Title:

By_________________________
  Title:


NATIONAL WESTMINSTER BANK PLC


By_________________________
  Title:


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, successor by merger to Security Pacific National Bank


By________________________
  Title:


CONTINENTAL BANK N.A.


By________________________
  Title:


THE FUJI BANK LIMITED


By_______________________
  Title:


MELLON BANK N.A.


By_______________________
  Title:


THE NIPPON CREDIT BANK, LTD.


By_______________________
  Title:


THE BANK OF NOVA SCOTIA


By_______________________
  Title:


AMERICAN SAVINGS OF FLORIDA, F.S.B.


By_______________________
  Title:


UNION BANK OF FINLAND/
  CAYMAN ISLAND BRANCH


By_______________________
  Title:


BANK OF YOKOHAMA


By_______________________
  Title:


GIROCREDIT BANK


By_______________________
  Title:


By_______________________
  Title:


EATON VANCE PRIME RATE
  RESERVES


By______________________
  Title:


LEHMAN COMMERCIAL PAPER INC.

By_______________________
  Title:


RESTRUCTURED OBLIGATIONS
BACKED BY SENIOR ASSETS, B.V.


By_______________________
  Title:

Chancellor Senior Secured Management, Inc. as Portfolio Advisor


PEARL STREET L.P.

By_______________________
  Title:


Stichting Restructured Obligations backed by Senior Assets II
(ROSA II)


By ______________________
  Title:


Chancellor Senior Secured Management, Inc. as Portfolio Advisor

ACCEPTED AND CONSENTED TO:


INTERLAKE DRC LIMITED


By________________________
  Title:


DEXION GROUP PLC


By________________________
  Title: